EXHIBIT 99.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment”) is made and entered into as of April 3, 2008, by and between Edgewater Technology, Inc., a Delaware corporation (the “Company”) and Dave Gallo (“Employee”).

RECITALS

WHEREAS, the Company and Employee entered into an Employment Agreement dated June 12, 2007 (“Employment Agreement”) pursuant to which the Employee is employed by the Company as the Chief Operating Officer; and

WHEREAS, Company and Employee now desire to extend the term of the Employment Agreement for an additional period of one (1) year.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

1. Section 1 of the Employment Agreement shall be and hereby is amended to read as follows:

TERM OF AGREEMENT. The term of this Agreement shall commence on the date hereof and shall continue until June 11, 2009, unless terminated sooner in accordance with Sections 5 or 6 hereof (the “Term”). During the Term, the calendar year shall be referred to herein as a “Compensation Year,” which in addition to the full calendar years covered in the Term, for purposes of any incentive compensation plans of the type referenced in Section 3.3, shall include the period of January 1, 2007 through the date of this Agreement and the balance of the 2007 year following the date of this Agreement and for the 2009 year, shall include the balance of the 2009 year following the expiration of the Term through December 31, 2009.

2. Except as expressly amended herein, the Employment Agreement shall remain in full force and effect, unaltered and unaffected by this Amendment.

3. This Amendment shall in all respects be construed according to the laws of the State of Delaware.

4. This Amendment shall inure to the benefit of and be binding in all respects upon the parties hereto and the respective successors and permitted assigns.

5. This Amendment may be executed in counterparts, each of which will be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment in multiple counterparts as of the day and year first above written.

EMPLOYEE:

/s/ Dave Gallo
Dave Gallo

EDGEWATER TECHNOLOGY, INC.:

By:	/s/ Shirley Singleton
Name:	Shirley Singleton
Title:	Chairman, President and Chief Executive Officer

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